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Exhibit 23.10

[Letterhead of Snowden Mining Industry Consultants]

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS

        The undersigned, Snowden Mining Industry Consultants, hereby states as follows:

        Our firm assisted with technical studies (collectively, the "Technical Studies"), concerning mineralized material contained in the Maverick Springs property (study completed in 2004 and technical report issued in 2006), the Mountain View property (study completed in 2002 and technical report issued in 2006) and the Paredones Amarillos property (study completed in 2002), for Vista Gold Corp. (the "Company"), portions of which are summarized under the captions "Item 2. Properties — Maverick Springs — Geology"; "Item 2. Properties — Mountain View — Geology"; and "Item 2. Properties — Paredones Amarillos — Preliminary Feasibility Study" in this Annual Report on Form 10-K for the year ended December 31, 2006 (the "Form 10-K").

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384, 333-104443, 333-120335, 333-129720, 333-132975 and 333-136980) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621 and 333-134767) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants
	By:	/s/ ANDREW F. ROSS Name: Andrew F. Ross Title: General Manager
Date: March 13, 2007

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CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS